Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus constituting a part of Amendment No. 3 on Form S-3 to Form S-1 Registration Statement of iBio, Inc., of our report dated September 28, 2009, relating to the financial statements of iBio, Inc. as of June 30, 2009 and for the year then ended, which also are incorporated by reference.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP

March 14, 2011

Edison, NJ